Exhibit 10.31

                          Casey's General Stores, Inc.
      Non-Qualified Supplemental Executive Retirement Plan Trust Agreement


         This Trust Agreement is made as of this 24th day of October, 1997, by and between Casey's General Stores, Inc., an Iowa corporation (the "Company"), and UMB Bank, n.a. (the "Trustee"). This Trust Agreement provides for the establishment of a trust to be known as the Casey's General Stores, Inc. Non-Qualified Supplemental Executive Retirement Plan Trust (the "Trust") to provide a source for payments required to be made under the Casey's General Stores, Inc. Non-Qualified Supplemental Executive Retirement Plan (the "Plan") for the benefit of certain of the Company's senior executive officers named therein (the "Participants") and their spouses.

                                   WITNESSETH:

         WHEREAS, the Company will transfer to the Trustee certain assets in trust, subject to the claims of the Company's creditors in the event of the Company's insolvency or bankruptcy, until paid to the Participants or their spouses upon the terms and conditions stated in this Trust Agreement; and

         WHEREAS, it is the intention of the Company to make contributions in addition to the Initial Contribution (as defined in Section 1(a) below) (such additional contributions are referred to herein as the "Additional Contributions" and, together with the Initial Contribution, are referred to collectively as the "Contributions") to the Trustee upon or in anticipation of the occurrence of a Change of Control (as defined in Section 3(a) below) of the Company.

         NOW, THEREFORE, the parties hereto do hereby establish the Trust and agree that the Trust shall be comprised, held, administered and disposed of as follows:

         Section 1.  TRUST FUND

         (a) Subject to the claims of its creditors as set forth in Section 5 hereof, the Company hereby deposits with the Trustee in trust One Hundred Dollars ($100.00) (the "Initial Contribution") which shall become the initial principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. The Trustee shall have no obligation to invest the Initial Contribution in an interest-bearing account.

         (b) The Trust is intended to be a grantor trust, within the meaning of Section


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671 of the Internal Revenue Code of 1986, as amended (the "Code"),  and shall be construed accordingly. The purpose of the Trust is to assure that the Company's obligations to the Participants pursuant to the Plan are fulfilled. The Trust is not intended to qualify under Section 401(a) of the Code.

         (c) The principal of the Trust and any earnings thereon (such principal, together with any earnings thereon and other increases thereof, reduced by any losses and distributions from the Trust and any other reductions thereof, is sometimes referred to herein as the "Trust Assets") shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes herein set forth. The Participants shall not have any preferred claim on, or any beneficial ownership interest in, any of the Trust Assets prior to the time any of the Trust Assets are paid to the Participants pursuant to the terms of this Trust Agreement, and all rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of the Participants against the Company.

         (d) Except as provided in the second succeeding sentence, the Trustee shall have full discretion in and sole responsibility for the investment, management and control of the Trust Assets. Without limiting such discretion, the Company requests, but does not direct, that the Trustee, based upon the nature of this Trust, only make short-term investments with a stated maturity of twelve (12) months or less from the date of purchase by the Trustee. The Trust Assets shall only be invested in obligations of or guaranteed by the United States of America, in commercial paper obligations receiving the highest rating from either Moody's Investors Service, Inc. or Standard & Poor's Rating Group or a similar rating service or in certificates of deposit, bank repurchase agreements or bankers acceptances (including those of the Trustee) of commercial banks with capital exceeding $1,000,000,000 the securities of which or the securities of the holding company of which are rated in the highest category by a nationally-recognized credit agency ("Permitted Investments") or in money-market funds which are invested solely in Permitted Investments.

         (e) The advisor to the Trust (the "Consulting Firm") shall be such firm of independent public accountants or consulting actuaries of recognized national standing as the Trustee shall select following a Change of Control or a Potential Change of Control (each as defined herein). It is not intended that the Consulting Firm act in a fiduciary capacity under the Plan or the Trust.

         Section 2.   CONTRIBUTIONS

         (a) Except as provided in Section 2(b) hereof, the Company may make such Contributions to the Trust as the Board of Directors of the Company deems appropriate from time to time.


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         (b) As soon as practicable following a Change of Control (as defined in
Section 3(a) hereof), the Consulting Firm shall calculate the maximum aggregate amount due pursuant to the Plan (without regard to the present value thereof) (the aggregate of such amounts is hereinafter referred to as the "Maximum Amount Payable"). The Consulting Firm shall promptly furnish such calculation to the
Company  and  the  Company  shall  have  the   obligation  to  make   Additional
Contributions to the Trust, and shall make Additional Contributions to the Trust, within three (3) business days of the receipt of such calculation, in an amount equal to the excess (the "Excess"), if any, of the Maximum Amount Payable over the then fair market value of the Trust Assets, or shall direct the Trustee to draw down a Letter of Credit (as defined in Section 2(d) hereof) held by the Trust in such amount for such purpose. If at any time following a Change of Control, a valuation of the Trust Assets occurs pursuant to this Trust Agreement and it is determined by the Consulting Firm that an Excess shall exist, the Company shall promptly contribute such amount to the Trust as is necessary to eliminate the Excess, or the Trustee shall be authorized to draw down a Letter of Credit held by the Trust in such amount.

         (c) Anything contained in Section 2(b) hereof to the contrary notwithstanding, in the event of a Potential Change of Control (as defined in Section 3(b) hereof), the Company shall have the obligation to make Additional Contributions to the Trust in an amount equal to the Excess, or the Trustee shall be authorized to draw down a Letter of Credit held by the Trust in such amount. If a Change of Control shall not have occurred within ninety (90) days of a Contribution made pursuant to this Section 2(c) and the Board of Directors adopts a resolution to the effect that, for purposes of this Trust Agreement, a Change of Control is not imminent, any amounts contributed to the Trust pursuant to this Section 2(c), together with any earnings thereon, shall be promptly paid by the Trustee to the Company.

         (d) The Company shall make all required Contributions to the Trust in cash or, alternatively, may provide the Trustee with an irrevocable and unconditional letter of credit (the "Letter of Credit") sufficient for the Trustee to draw down an amount equal to all required Contributions. If at any time the Trust has been provided with a Letter of Credit by the Company, the Consulting Firm will direct the Trustee (i) when to draw down on such Letter of Credit and in what amount and (ii) whether, if necessary, to renew the Letter of Credit or change its amount or terms. All Contributions so received (including any cash received on the draw down of a Letter of Credit), together with the income therefrom and any increment thereon, shall be held, managed and administered by the Trustee as a single commingled Trust pursuant to the terms of this Trust Agreement without distinction between principal and income. Neither the Trustee nor the Consulting Firm shall have any duty to require any Contributions to be made to the Trustee by the Company or to determine whether a Change of Control or Potential Change of Control has occurred.



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         (e) Anything in Section 2 hereof to the contrary  notwithstanding,  the
Trustee shall return to the Company as soon as feasible following the close of each calendar quar ter within each calendar year the excess, if any, of (i) the then aggregate fair market value of the Trust Assets over (ii) one hundred fifty percent (150%) of the Maximum Amount Payable, as determined by the Consulting Firm at the request of the Company.

         (f) The Company may at any time or from time to time make Additional Contributions to the Trustee, which shall be held, administered and disposed of by Trustee as provided in this Trust Agreement.

         Section 3.   CHANGE OF CONTROL

         (a) For purposes of this Trust Agreement, a "Change of Control" shall mean:

                  (i) The acquisition (other than from the Company in a transaction approved by the Incumbent Board (as defined in Section 3(a)(ii) below)) by any person, entity or "group" within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act") (excluding, for this purpose, the Company or its subsidiaries, or any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company with the approval of a majority of the Incumbent Board) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of either the then outstanding shares of the Company's Common Stock, no par value (the "Common Stock") or the combined voting power of the Company's then outstanding voting securities in a transaction or series of transactions not approved by a vote of at least a majority of the Incumbent Board (as defined below); or

                  (ii) The failure of individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "Incumbent Board") for any reason to constitute at least a majority of the Board of Directors of the Company, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Trust Agreement, considered as though such person were a member of the Incumbent Board; or

                  (iii) The approval by the stockholders of the Company of a reorganization, merger or consolidation (in each case, with respect to which the stockholders of the Company do not, immediately thereafter, own more than fifty percent


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(50%) of the combined  voting power of the  reorganized,  merged or consolidated company's then outstanding voting securities), of a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company.

         (b) For purposes of this Trust Agreement, a "Potential Change of Control" shall be deemed to have occurred if (i) any third person commences a tender or exchange offer (other than a tender or exchange offer which, if consummated, would not result in a Change of Control) for twenty percent (20%) or more of the then outstanding shares of Common Stock or combined voting power of the Company's then outstanding voting securities; (ii) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change of Control; (iii) any person (including the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change of Control; or (iv) the Board of Directors of the Company adopts a resolution to the effect that, for purposes of this Trust Agreement, a Change of Control is imminent.

         (c) The Company shall have a duty to inform the Trustee whenever a Change of Control or Potential Change of Control has occurred. If any two Participants notify the Trustee in writing that a Change of Control or Potential Change of Control has occurred then, unless, in the opinion of nationally recognized counsel to the Company (which opinion may be based on representations of fact as long as counsel does not know that such representations are untrue) such a Change of Control or Potential Change of Control has not occurred, a Change of Control or Potential Change of Control will be deemed to have occurred for purposes of this Trust Agreement.

         Section 4.   ACCOUNTING BY THE TRUSTEE AND CONSULTING FIRM

         (a) The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements and all other transactions required to be done, including such specific records as shall be agreed upon in writing between the Company and the Trustee. Within sixty (60) days following the close of each calendar year and within sixty (60) days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company and the Consulting Firm a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be, and the book and fair market value of any such asset. The Consulting Firm shall send a copy of any written account to each Participant at the address provided by the Company.


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         (b) As soon  as  practicable  following  a  Change  of  Control  of the
Company, the Consulting Firm shall (i) establish and maintain a memorandum account for each Participant with respect to the Plan (the "Participant's Account") and (ii) calculate the amount which would be due to each Participant (or the Participant's spouse) upon satisfaction of the conditions under the Plan which give rise to the obligation of the Company to pay such amount to the Participant (or the Participant's spouse) (the "Plan Payments"). The Consulting Firm shall credit each Participant's Account with the Plan Payments and shall debit the Participant's Account with any amounts paid to the Participant (or the Participant's spouse) with respect to the Plan by the Company or the Trustee.

         (c) The Company shall furnish the Consulting Firm with copies of the Plan and any and all amendments thereto. The Company will promptly provide the Consulting Firm with a copy of any notice of termination given by the Company with respect to any Participant and will also promptly provide the Consulting Firm with any and all additional information the Consulting Firm reasonably requests or the Company believes would be useful to the Consulting Firm in order to enable the Consulting Firm to determine the amount of Plan Payments with respect to each Participant and to effect such Plan Payments and will promptly update such information as it changes. The Company will use its best efforts to cause each Participant to provide the Consulting Firm with all information that it may reasonably request in order to determine the amount of Plan Payments with respect to the Participant. The Trustee shall notify the Consulting Firm of any payment made from the Trust to the Participant or the Participant's spouse pursuant to the terms of the Plan, in each case, so that the Consulting Firm may debit the Participant's Account.

         (d) All accounts, books and records maintained pursuant to Section 4 shall be open to inspection and audit at all reasonable times by the Company and on an annual basis by the Participants; provided, however, that no Participant shall have access to information about another Participant's Account other than in the normal course of performing his duties as an employee of the Company.

         (e) The fair market value of the Trust Assets shall be determined by the Trustee whenever required pursuant to this Trust Agreement, but in any event not less than quarterly. The Trustee may base such determination upon such sources of information as it may deem reliable, including, but not limited to, information reported in (i) newspapers of general circulation, (ii) standard financial periodicals or publications, (iii) statistical and valuation services,
(iv) the records of securities exchanges or brokerage firms deemed by the Trustee to be reliable or (v) any combination thereof. The Trustee shall promptly inform the Consulting Firm of any such valuation.

         Section 5.  PAYMENTS TO THE PARTICIPANTS


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         (a)  The  Trustee  shall  make  payments  to the  Participants  (or the
Participants' spouses) from the Trust Assets, if and to the extent such Trust Assets are available for distribution, in accordance with the provisions of this Trust Agreement, provided that the Company is not Insolvent (as defined in Section 6(a)) at the time any such payment is required to be made.

         (b) Subject to Section 5(a) hereof, the Consulting Firm shall, within five (5) business days of the date a payment is required to be made under the Plan, notify and direct the Trustee to pay the Participant (or the Participant's spouse) an amount equal to the lesser of the amount so required to be paid or the then credit balance in the Participant's Account; provided, however, that if the aggregate of the then credit balances in the Participants' Accounts exceeds the then fair market value of the Trust Assets, then the Consulting Firm shall direct the Trustee to pay to the Participant (or the Participant's spouse) the lesser of the amount so required to be paid or such portion of the credit balance in the Participant's Account which is equal to (a) the full credit balance in the Participant's Account multiplied by (b) a fraction (i) the numerator of which is the then fair market value of the Trust Assets and (ii) the denominator of which is the aggregate of the then credit balances in the Participants' Accounts.

         (c) Whenever the Consulting Firm notifies the Trustee to make a payment to a Participant (or the Participant's spouse), the Trustee shall supply the Consulting Firm with the current fair market value of the Trust Assets within two (2) business days so that the Consulting Firm may make the determination required hereunder. The Trustee shall pay the Participant (or the Participant's spouse) the amount set forth in the notice from the Consulting Firm within five
(5) business days of receiving notice from the Consulting Firm.

         (d) For the purposes of this Trust Agreement, the Consulting Firm shall determine, pursuant to the terms of the Plan, when a Participant (or the Participant's spouse) is entitled to receive a payment thereunder and the amount thereof. The Trustee shall be under no duty to make inquiry as to whether the determination made by the Consulting Firm is correct or whether any payment amount is proper and correct.

         (e) Anything in this Trust Agreement to the contrary notwithstanding, all payments pursuant to this Section 5 may be made without the approval or direction of the Company, shall be made despite any direction to the contrary by the Company and shall be made upon the direction of the Consulting Firm.

         (f) If the Trust Assets are not sufficient to make all payments to the Participants required to be made pursuant to the terms of the Plan, the Company shall pay to each Participant the balance of each such payment as it falls due. If such payments are not made by the Company, and the Trust later contains sufficient Trust Assets to make such payments, they shall be made from the Trust Assets, together with interest at the rate determined pursuant to Section 1274(d) of the Code, subject to the requirements of Sections 5(a) and 5(b) hereof.

         Section 6. TRUSTEE RESPONSIBILITY REGARDING PAYMENTS WHEN COMPANY INSOLVENT

                  (a) The Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) the Company is unable to pay its debts as they mature, or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code or any similar law of any state.

                  (b) At all times during the continuance of this Trust, the Trust Assets shall be subject to claims of general creditors of the Company as hereinafter set forth, and at any time the Trustee has actual knowledge, or has determined, that the Company is Insolvent, the Trustee shall deliver any undistributed Trust Assets to satisfy such claims as a court of competent jurisdiction may direct. The Chief Executive Officer of the Company shall have the duty to inform the Trustee of the Company's Insolvency. If the Company or a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall independently determine, within thirty (30) days after receipt of such notice, whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payments to the Participants, shall hold the Trust Assets for the potential benefit of the Company's general creditors and shall resume payments to the Participants in accordance with Section 5 of this Trust Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent, if the Trustee initially determines the Company to be Insolvent). If the Trustee, after the expiration of such thirty (30) days, in good faith and with the advice of such advisors as may be retained pursuant to
Section 7 hereof, is unable to determine whether the Company is Insolvent, the Trustee (i) shall so notify the Company and the Consulting Firm in writing (and the Consulting Firm shall promptly notify the Participants (or their spouses) at the address supplied by the Company) and any of the Trustee, the Company or the Participants (or any of the Participants' spouses) may apply to any court of competent jurisdiction for a determination, for purposes of this Trust, as to whether or not the Company is Insolvent, and (ii) the Trustee shall thereupon hold the Trust Assets pursuant to the terms of this Trust Agreement pending the determination of such court. Unless the Trustee has actual knowledge of the Company's Insolvency, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee as will give the Trustee a reasonable basis for making a determination concerning the Company's solvency. Nothing in this Trust Agreement shall in any way diminish any rights of a Participant (or a Participant's spouse) to pursue his or her rights as a general creditor of the Company with respect to the Plan or


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otherwise.

                  (c) If the Trustee discontinues payments from the Trust to any Participant (or to a Participant's spouse) pursuant to Section 6(b) and subsequently resumes such payments, the first payment following such discontinuance shall, subject to Sections 5(a) and 5(b) hereof, include the aggregate amount of all payments which would have been made to the Participant (or to the Participant's spouse), together with interest at the rate determined pursuant to Section 1274 of the Code on the amount delayed, during the period of such discontinuance, less the aggregate amount of payments made to each Participant (or to the Participant's spouse) by the Company in lieu of the payments provided for hereunder during any such period of discontinuance, as certified to the Trustee by the Consulting Firm.

         Section 7.   RESPONSIBILITY OF TRUSTEE AND THE CONSULTING FIRM

         (a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; provided, however, that the Trustee shall incur no liability to anyone for any action taken pursuant to a direction, request or approval given by the Company, the Consulting Firm or any Participant contemplated by and complying with the terms of this Trust Agreement. The Trustee shall discharge its responsibility for the investment, management and control of the Trust Assets solely in the interest of the Participants (and the Participants' spouses) and for the exclusive purpose of assuring that, to the extent of available Trust Assets, all Plan Payments are paid when due to the Participants (or to the Participants' spouses).

         (b) Neither the Trustee nor the Consulting Firm shall be required to undertake or to defend any litigation arising in connection with this Trust Agreement, unless it be first indemnified by the Company against its prospective costs, expenses and liability, and the Company hereby agrees to indemnify the Trustee and the Consulting Firm for such costs, expenses and liability.

         (c) The Trustee and the Consulting Firm may consult with legal counsel (who may also be counsel for the Trustee or the Consulting Firm generally) with respect to any of its duties or obligations hereunder and shall be fully protected in acting or refraining from acting in accordance with the advice of such counsel.

         (d) The Trustee may hire agents, accountants and financial consultants.

         (e)      The Trustee is authorized and empowered:



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     (i) To purchase,  hold, sell,  invest and reinvest the assets of the Trust, together with income therefrom;

     (ii) To hold, maintain and control all property at any time forming part of the Trust Assets;

     (iii) To sell, convey, transfer, exchange and otherwise dispose of the Trust Assets from time to time in such manner, for such consideration and upon such terms and conditions as it shall determine;

      (iv)     To make payments from the Trust as provided hereunder; and

      (v) To exercise all the further  rights,  powers,  options and
privileges  granted,   provided  for  or  vested  in  trustees  generally  under
applicable Federal or State of Missouri law, as amended from time to time, it being intended that, except as herein otherwise provided, the powers conferred upon the Trustee herein shall not be construed as being in limitation of any authority conferred by law, but shall be construed as in addition thereto.

      (f) The Trustee in any and all events is authorized and empowered to do all other acts necessary or desirable for the proper administration of the Trust Assets, as though the absolute owner thereof, including, but not limited to, the authorization and power:

                  (i) To cause any of the Trust Assets to be issued, held or registered in the name of the Trustee, in the name of its nominee or in such form that title will pass by delivery, provided, the records of the Trustee shall indicate the true ownership of such property;

                  (ii) To employ such agents and counsel as may be reasonably necessary in managing and protecting the Trust Assets and to pay them reasonable compensation; and

                  (iii) To settle, compromise or abandon with the consent of the Company all claims and demands from other than the Participants or the Company in favor of or against the Trust Assets.

         Section 8.  COMPENSATION AND EXPENSES OF TRUSTEE AND
CONSULTING FIRM

         The Trustee and the Consulting Firm shall each be entitled to receive such reasonable compensation for their services as shall be agreed upon by the Company and the Trustee or the Consulting Firm, as the case may be. The Trustee and the Consulting Firm shall each also be entitled to receive their reasonable expenses incurred with respect to the administration of the Trust, including counsel fees and fees incurred by the Trustee and the Consulting Firm pursuant to Sections 7(b), 7(c), 7(d) and 7(f) hereof. Such compensation and expenses shall be payable by the Company and if not so paid, shall be paid by the Trustee from the Trust Assets. In the event any Trust Assets are used pursuant to the preceding sentence to pay compensation and expenses to the Trustee or Consulting Firm, the Company shall promptly contribute to the Trust any such amount (or direct the Trustee to draw down on a Letter of Credit held by the Trust in such amount).

         Section 9.  RESIGNATION AND REPLACEMENT OF TRUSTEE

         (a) The Trustee may resign at any time during the term of this Trust by delivering to the Company and the Consulting Firm a written notice of the proposed resignation. The Consulting Firm shall deliver a copy of any such notice to each Participant or his spouse at the address supplied by the Company. Such resignation shall take effect upon the qualification of a successor Trustee and such successor Trustee commencing to act as such.

         (b) In the event that, prior to a Change of Control, the Trustee notifies the Company of its intention to resign, in accordance with the foregoing provisions of this Section 9, the Company shall appoint a successor Trustee which shall be a bank or trust company. The Trustee shall thereupon deliver to the successor Trustee all the Trust Assets, together with such records and documents as may be reasonably required to enable the successor Trustee to properly administer the Trust, reserving such funds as it reasonably deems necessary to cover its unpaid bills, expenses and closing costs.

         (c) Upon qualification of a successor Trustee, all right, title and interest of the resigning Trustee in the Trust Assets and all rights and privileges under this Trust Agreement theretofore vested in such resigning Trustee shall vest in the successor Trustee where applicable, and thereupon all future liability of said resigning Trustee shall terminate; provided, however, that the Trustee shall execute, acknowledge and deliver all documents and written instruments which are necessary to assign, transfer and convey the right, title and interest in the Trust Assets and all rights and privileges of the Trustee to the successor Trustee.

         (d) Nothing in this Trust Agreement shall be interpreted as depriving the Trustee or the Company of the right to have a judicial settlement of the Trustee's accounts, and upon any proceeding for a judicial settlement of the Trustee's accounts or for instructions the only necessary parties thereto will be the Trustee and the Company.

         Section 10.  AMENDMENT OR TERMINATION

         (a) This Trust Agreement may be amended at any time prior to the time any Additional Contribution is made (or, after the time any Additional Contribution is made if such Additional Contribution is returned to the Company in accordance with Section 2(c) hereof) and to any extent (including amendments to add other agreements, contracts or plans between the Company and the Participants or other key employees) by a written instrument executed by the Trustee and the Company.

         (b) This Trust shall be revocable by the Company prior to the time any Additional Contribution is made or required to be made pursuant to the terms hereof and may be terminated by the Company prior thereto (or, after the time any Additional Contribution is made if such Additional Contribution is returned to the Company in accordance with Section 2(c) hereof). After the occurrence of a Change of Control, the Trust shall remain in effect until the receipt by the Trustee of a certification from the Consulting Firm that all liabilities under the Plan have been satisfied; provided that, if any payment made from the Trust or to be made pursuant to the Plan is being contested or litigated, the Trust shall remain in effect until such contest, litigation or dispute is resolved.

         (c) At the termination of the Trust pursuant to Section 10(b), the Trustee shall as soon as practicable, but in any event within ninety (90) days of the date of such termination, transfer to the Company the value of the Trust Assets as of the termination date.

         Section 11.  PROTECTION OF THE TRUSTEE AND THE CONSULTING
FIRM

         (a) The Company agrees, to the extent permitted by applicable law, to indemnify the Trustee and the Consulting Firm and hold them harmless from and against any claim or liability that may be asserted against them by reason of their taking or refraining from taking any action under this Trust Agreement, including, without limiting the generality of the foregoing, any claim brought against the Trustee or the Consulting Firm by the Company, in any case, otherwise than on account of the Trustee's or the Consulting Firm's own negligence or willful misconduct.

         (b) The Trustee shall be fully protected in relying upon a certification of an authorized representative of the Company or the Consulting Firm with respect to any instruction, direction or approval of the Company or the Consulting Firm until a subsequent certification is filed with the Trustee.

         (c) The Trustee and the Consulting Firm shall each be fully protected in acting upon any instrument, certificate or paper believed by them to be genuine and to be signed or presented by the proper person or persons, and neither the Trustee nor the Consulting

Firm shall be under any duty to make any investigation or inquiry as to any statement contained in any such writing but may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained.

         (d) The Trustee shall not be liable for the proper application of any part of the Trust Assets if distributions are made in accordance with the terms of this Trust Agreement and information furnished to the Trustee by the Consulting Firm. All persons dealing with the Trustee are released from inquiry into the decision or authority of the Trustee and from seeing to the application of any monies, securities or other property paid or delivered to the Trustee.

         Section 12.  COMMUNICATION

         (a) Communications to the Company shall be addressed to the Company at:

                  Casey's General Stores, Inc.
                  P.O. Box 3001
                  One Convenience Blvd.
                  Ankeny, Iowa  50021

                  Attention: President

         (b)      Communications to the Trustee shall be addressed to it at:

                  UMB Bank, n.a.
                  1010 Grand Blvd.
                  P.O. Box 419692
                  Kansas City, Missouri 64141-6692

                  Attention: Employee Benefit Division

         Section 13.  SEVERABILITY AND ALIENATION

         (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition without invalidating or in any other way limiting the remaining provisions hereof.

         (b) The rights, benefits and payments of a Participant payable from the Trust Assets may not be anticipated, assigned (either at law or in equity), alienated or subject to attachment, garnishment, levy, execution or other legal or equitable process except as required by law. Any attempt by a Participant to anticipate, alienate, assign, sell, transfer, pledge, encumber or charge the same shall be void. The Trust Assets shall not in any manner be subject to the debts, contracts, liabilities, engagements or torts of any Participant and payments hereunder shall not be considered an asset of the Participant (or of the Participant's spouse) in the event of insolvency or bankruptcy.

         Section 14.  GOVERNING LAW

         This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Missouri without reference to principles of conflicts of law.

         Section 15.  MISCELLANEOUS

         (a) The Trustee shall not be either individually or severally liable for any taxes of any kind levied or assessed under the existing or future laws against the Trust Assets. The Trustee shall withhold from each payment to any Participant or spouse any federal, state or local withholding taxes which is from time to time required to be deducted under applicable laws, as directed by the Consulting Firm. To the extent that any taxes levied or assessed upon the Trust are not paid by the Company, the Trustee shall pay such taxes out of the Trust Assets.

         (b) Expenses and fees of the Company for the administration of this Trust and services in relation thereto for actuarial, legal and accounting and other similar expenses, including any costs with respect to the creation of the Trust, shall be paid by the Company and, if not so paid, may be paid by the Trustee from the Trust Assets.

         (c) Participation in this Trust shall not give any Participant any right to be retained as an employee of the Company nor any rights other than those specifically enumerated herein or in the Plan.

         (d) Any payment to any Participant (or to a Participant's spouse) in accordance with this Trust Agreement shall, to the extent thereof, be in full satisfaction of all claims against the Trustee and the Company under the Plan. Nothing in this Trust Agreement shall relieve the Company of its liability to pay benefits under the Plan except to the extent such liabilities are met through the use of the Trust Assets.

        (e) Headings in this Trust Agreement are inserted for convenience of reference only and are not to be considered in the construction of the provisions hereof.

         (f) This Trust Agreement may be executed in several counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument, which may be sufficiently evidenced by any one counterpart.

         (g) This Trust Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

         (h) As used in this Trust Agreement, the masculine gender shall include the feminine and neuter genders.

         (i) Any action of the Company pursuant to this Trust Agreement, including all orders, requests, data, directions, instructions and other related information shall be in writing signed on behalf of the Company by an officer or named designee of the Company.

         IN WITNESS WHEREOF, the Company and the Trustee have executed this Trust Agreement as of the date first above written.

                                    CASEY'S GENERAL STORES, INC.


                           By:      /s/ Ronald M. Lamb
                                    ------------------------------
                                    Name:   Ronald M. Lamb
                                    Title:  President and C.O.O.


                                    UMB BANK, n.a.


                            By:      /s/ Mark P. Herman
                                     ----------------------------------
                                     Name: Mark P. Herman
                                     Title:   Senior Vice President

                                  FEE AGREEMENT

The employer acknowledges that the fees for Trustee/Custodial services to be performed by UMB Bank, n.a. will be in accordance with the Negotiated Fee Schedule listed below.
Fees may be billed to the employer or charged to the Trust.

ACCOUNT SET-UP FEE:                      $300

ANNUAL ADMINISTRATIVE FEE:               $350

TAX REPORTING FEE:                       $100/year

SECURITIES FEE:                          WAIVED (on initial $100 contribution)
                                         Future securities fees are WAIVED
                                         until an additional contribution is
                                         made to this account.

                  If a securities fee is implemented, the following schedule will apply:

                  These are assessed quarterly on the ending market value of the assets. The amounts specified are the annual percentages to be charged.

                           a.       .65 of 1% on the first $500,000
                                    .45 of 1% on the next $2,000,000
                                    .35 of 1% on all over $2,500,000

                           b. .20 of 1% on all assets invested in Scout, Fidelity Advisor, American Century Advisor and Federated Funds

SECURITIES TRANSACTION FEE:             There is a $15 charge for each directed
                                        security transaction in excess of one
                                        per quarter.   Transactions in the
                                        Scout Funds are exempt from this charge.

BENEFIT PAYMENTS AND OTHER
EXPENSE DISBURSEMENTS:            $10/check

TERMINATION AND TRANSFER FEE:     Charged at hourly rates
                                  (minimum fee of $300)

EXTRAORDINARY CHARGES:          Charged at hourly rates

HOURLY FEE:           Legal or Management          $100/hour

                      Other                        $  50/hour

The Fee Schedule referenced above is applicable to the account(s) listed below:

         Name of Plan:       Casey's General Stores, Inc. Supplemental Executive
                             Retirement Plan

         Account No.:        46-0080

                  --
                  --       The fee is to be Charged to the Trust.

                  --
                  X        The fee is to be Billed to the firm for payment.
                  --

October 24, 1997                   /s/ John G. Harmon
---------------------              ---------------------------
Date                               Casey's General Stores, Inc.

November 4, 1997                   /s/ Mark P. Herman, Senior Vice President
-----------------------            -----------------------------------------
Date                               UMB Bank, n.a.